Exhibit 99.1

T-Mobile and Sprint to Combine, Accelerating 5G Innovation & Increasing Competition

Creates Only Company with Network Capacity Needed to Rapidly Launch Nationwide 5G Network with Breadth and Depth Critical to Extend U.S. Global Internet Leadership in the 5G Era

Supercharges the Un-carrier Strategy to Deliver Lower Prices, Unmatched Value, and Greater Competition in Wireless, Video, and Broadband

Combination Will Create Thousands of American Jobs and Boost U.S. Economic Growth with Planned $40 Billion Investment in its Business and Next-Generation 5G Network

John Legere to Serve as Chief Executive Officer and Mike Sievert to Serve as President and Chief Operating Officer of the Combined Company

April 29, 2018 12:00 PM EDT — BELLEVUE, Wash. & OVERLAND PARK, Kan. — (Business Wire) — T-Mobile US (NASDAQ: TMUS) and Sprint Corporation (NYSE: S) today announced they have entered into a definitive agreement to merge in an all-stock transaction at a fixed exchange ratio of 0.10256 T-Mobile shares for each Sprint share or the equivalent of 9.75 Sprint shares for each T-Mobile US share. Based on closing share prices on April 27, this represents a total implied enterprise value of approximately $59 billion for Sprint and approximately $146 billion for the combined company. The new company will have a strong closing balance sheet and a fully funded business plan with a strong foundation of secured investment grade debt at close.

The combined company will be named T-Mobile, and it will be a force for positive change in the U.S. wireless, video, and broadband industries. The combination of spectrum holdings, resulting network scale, and expected run rate cost synergies of $6+ billion, representing a net present value (NPV) of $43+ billion will supercharge T-Mobile’s Un-carrier strategy to disrupt the marketplace and lay the foundation for U.S. companies and innovators to lead in the 5G era.

The New T-Mobile will have the network capacity to rapidly create a nationwide 5G network with the breadth and depth needed to enable U.S. firms and entrepreneurs to continue to lead the world in the coming 5G era, as U.S. companies did in 4G. The new company will be able to light up a broad and deep 5G network faster than either company could separately. T-Mobile deployed nationwide LTE twice as fast as Verizon and three times faster than AT&T, and the combined company is positioned to do the same in 5G with deep spectrum assets and network capacity.

The combined company will have lower costs, greater economies of scale, and the resources to provide U.S. consumers and businesses with lower prices, better quality, unmatched value, and greater competition. The New T-Mobile will employ more people than both companies separately and create thousands of new American jobs.

Following closing, the new company will be headquartered in Bellevue, Wash., with a second headquarters in Overland Park, Kan. John Legere, current President and Chief Executive Officer of T-Mobile US and the creator of T-Mobile’s successful Un-carrier strategy, will serve as Chief Executive Officer, and Mike Sievert, current Chief Operating Officer of T-Mobile, will serve as President and Chief Operating Officer of the combined company. The remaining members of the new management team will be selected from both companies during the closing period. Tim Höttges, current T-Mobile US Chairman of the Board, will serve as Chairman of the Board for the new company. Masayoshi Son, current

SoftBank Group Chairman and CEO, and Marcelo Claure, current Chief Executive Officer of Sprint, will serve on the board of the new company.

“This combination will create a fierce competitor with the network scale to deliver more for consumers and businesses in the form of lower prices, more innovation, and a second-to-none network experience — and do it all so much faster than either company could on its own,” said John Legere. “As industry lines blur and we enter the 5G era, consumers and businesses need a company with the disruptive culture and capabilities to force positive change on their behalf.”

“The combination of these two dynamic companies can only benefit the U.S. consumer. Both Sprint and T-Mobile have similar DNA and have eliminated confusing rate plans, converging into one rate plan: Unlimited,” said Marcelo Claure. “We intend to bring this same competitive disruption as we look to build the world’s best 5G network that will make the U.S. a hotbed for innovation and will redefine the way consumers live and work across the U.S., including in rural America. As we do this, we will force our competitors to follow suit, as they always do, which will benefit the entire country. I am confident this combination will spur job creation and ensure opportunities for Sprint employees as part of a larger, stronger combined organization, and I am thrilled that Kansas City will be a second headquarters for the merged company.”

Creating #5GforAll — the Only Broad and Deep 5G Nationwide Network

It is critically important that America and American companies lead in the 5G era. Early U.S. leadership in 4G fueled a wave of American innovation and entrepreneurship that gave rise to today’s global mobile Internet leaders, creating billions in economic value and job growth. America’s early 4G leadership is credited with creating 1.5 million jobs and adding billions to the U.S. GDP. With 5G, the stakes are even higher — because 5G will be even more transformational.

Only the combined company will have the network capacity required to quickly create a broad and deep 5G nationwide network in the critical first years of the 5G innovation cycle — the years that will determine if American firms lead or follow in the 5G digital economy. With Sprint’s expansive 2.5 GHz spectrum, T-Mobile’s nationwide 600 MHz spectrum, and other combined assets, the New T-Mobile plans to create the highest capacity mobile network in U.S. history. Compared to T-Mobile’s network today, the combined company’s network is expected to deliver 15x faster speeds on average nationwide by 2024, with many customers experiencing up to 100x faster speeds than early 4G.

Neither company standing alone can create a nationwide 5G network with the breadth and depth required to fuel the next wave of mobile Internet innovation in the U.S. and answer competitive challenges from abroad.

Neither can AT&T and Verizon in the near term, even though they will still respectively own 34% and 172% more spectrum than the combined company. Even with their vast resources, AT&T and Verizon cannot rapidly build nationwide 5G and their planned 5G networks will only be available sporadically in just a handful of very limited areas. To build nationwide 5G, they either have to kick current customers off LTE, which would take years, or use a type of spectrum (millimeter wave) that can only carry a signal 2,000 feet from a cell site — versus multiple miles for other spectrum — making it nearly impossible for either of them to create a truly nationwide 5G network quickly.

Ubiquitous high-speed 5G service and Internet of Things (“IoT”) capabilities will ignite innovation across industries and create the conditions for U.S. firms and innovators to lead the globe in the 5G era.

“Going from 4G to 5G is like going from black and white to color TV,” added Claure. “It’s a seismic shift — one that only the combined company can unlock nationwide to fuel the next wave of mobile innovation.”

5G for All will unleash incredible benefits and capabilities for consumers and businesses. Imagine, for example, augmented reality heads-up displays that see everything you do, and provide real-time cloud-driven information about the people and objects around you. Imagine never losing anything again because low-cost sensors with decade long battery life are embedded in everything you own. Imagine an earpiece providing real-time translation as a friend speaks to you in another language. Imagine environmental sensors in infrastructure and for agriculture having a profound impact on productivity.

Shifting the Un-carrier Strategy Into Overdrive — Reducing Prices and Driving More Competition

The new company expects prices to drop as competition heats up. The New T-Mobile will have lower costs, greater economies of scale, and unprecedented network capacity — a winning combination that should make wireless, and adjacent industries like cable and broadband, more affordable for everyone.

The combination will dramatically accelerate T-Mobile’s successful Un-carrier strategy, which is built around listening to customers and solving their pain points. It will also leverage Sprint’s incredible spectrum assets and strong DNA.

The deal will create more competition and unmatched value for customers across the country. And, existing T-Mobile and Sprint customers will benefit from increased speeds, coverage, and performance as the two companies’ networks combine.

Wireless, broadband, and video markets are rapidly converging. AT&T is now the largest TV provider in the country. Comcast added more wireless phone customers last year than AT&T and Verizon combined, and Charter is launching wireless this year. And, more than 1 in 10 Americans (12%) use wireless as their only Internet or broadband connection, freeing themselves from the grip of the traditional, uncompetitive in-home broadband providers.

“This isn’t a case of going from 4 to 3 wireless companies — there are now at least 7 or 8 big competitors in this converging market. And in 5G, we’ll go from 0 to 1. Only the New T-Mobile will have the capacity to deliver real, nationwide 5G,” added Legere. “We’re confident that, once regulators see the compelling benefits, they’ll agree this is the right move at the right time for consumers and the country.”

In this rapidly converging marketplace, the new company will bring more choice and competition — for all consumers, including three key underserved areas:

•                  Rural communities. Rural Americans seldom have a choice of more than one or two wireless, broadband, or cable providers. The New T-Mobile will end that with increased reach and plans to open hundreds of new stores in rural communities, creating thousands of new jobs. Millions of Americans in rural communities will have more choice and competition, where they may have none today.

•                  Broadband. 51% of Americans have only one high-speed broadband option — no choice at all! The combined company will create a viable alternative for millions by enabling mobile connections that rival broadband, driving prices lower and improving service.

•                  Business and government wireless services. Today, Verizon and AT&T dominate this category with 4x more customers than Sprint and T-Mobile added together. With its assets and capabilities, the new company will unlock real competition for business and government customers.

Driving Significant U.S. Job Growth

From the first day Sprint and T-Mobile combine and every year thereafter, the new company will employ more people in the U.S. than both companies would separately. More than 200,000 people will work on behalf of the combined company in the U.S. at the start.

And, the New T-Mobile plans to invest up to $40 billion in its new network and business in the first three years alone, a massive capital outlay that will fuel job growth at the new company and across related sectors. This is 46% more than T-Mobile and Sprint spent combined in the past three years.

This combination will also force AT&T, Charter, Comcast, Verizon, and others to make investments of their own to compete, driving billions more in accelerated investment.

Five years ago, T-Mobile merged with MetroPCS to compete in the 4G era — a transaction that has resulted in substantial job growth. Three times the number of people work on MetroPCS today compared to the time of the acquisition in 2013. With that track record, the New T-Mobile will accelerate long-term economic stimulus for the U.S. in the 5G era — ultimately leading to the creation of thousands of American jobs and supporting business opportunities for the U.S. economy.

5G is expected to create 3 million new U.S. jobs and $500 billion in economic growth by 2024, according to a report from CTIA, and the combined company will be a catalyst in driving that massive economic stimulus.

Transaction Details and Financial Profile

The new company expects to create substantial value for T-Mobile and Sprint shareholders through an expected $6+ billion in run rate cost synergies, representing a net present value (NPV) of $43+ billion, net of expected costs to achieve such cost synergies. This transaction will also enhance the financial position of the combined company. Highlights include:

•                  Pro Forma 2018E Service Revenue(1) of $53-57 billion

•                  Pro Forma 2018E Adjusted EBITDA(1),(2) of $22-23 billion

•                  Pro Forma 2018E Adjusted EBITDA(1),(2) Margin of 40-42% with a longer-term target of 54-57%

•                  Pro Forma 2018E Net Debt(3) of $63-65 billion with a streamlined single-silo corporate debt structure

•                  Fully funded business plan with significant liquidity at close

The Boards of Directors of T-Mobile and Sprint have approved the transaction. Deutsche Telekom and SoftBank Group are expected to hold approximately 42% and 27% of diluted economic ownership of the combined company, respectively, with the remaining approximately 31% held by the public. The Board will consist of 14 directors, 9 nominated by Deutsche Telekom and 4 nominated by SoftBank Group, including Masayoshi Son, Chairman and CEO of SoftBank Group, and Marcelo Claure, CEO of Sprint. John Legere, CEO of the New T-Mobile, will also serve as a director. Upon consummation of the transaction, the combined company is expected to trade under the (TMUS) symbol on the NASDAQ.

The new company will have some of the most iconic brands in wireless — T-Mobile, Sprint, MetroPCS, Boost Mobile, Virgin Mobile — and will determine brand strategy after the transaction closes.

The transaction is subject to customary closing conditions, including regulatory approvals. The transaction is expected to close no later than the first half of 2019.

Advisors

PJT Partners is acting as financial advisor to T-Mobile and rendered a fairness opinion to its Board of Directors. Goldman Sachs is acting as financial advisor to Deutsche Telekom and T-Mobile and rendered a fairness opinion to the T-Mobile Board of Directors. Deutsche Bank also acted as financial advisor to T-Mobile. Wachtell, Lipton, Rosen & Katz is providing legal counsel to T-Mobile and Deutsche Telekom, with Cleary Gottlieb and DLA Piper serving as regulatory counsel. Evercore is acting as financial advisor to a committee of independent directors of T-Mobile and rendered a fairness opinion, and Latham & Watkins is providing legal counsel to the committee of independent directors. Richards, Layton and Finger is serving as Delaware Counsel. Morgan Stanley served as financial advisor to Deutsche Telekom. Barclays, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan Stanley, and RBC are providing T-Mobile with committed debt financing to support the transaction, and PJT Partners is advising T-Mobile on the debt financing associated with the transaction.

The Raine Group LLC is acting as lead financial advisor to Sprint. J.P. Morgan is also acting as a financial advisor to Sprint. Centerview Partners LLC is acting as financial advisor to the Independent Transaction Committee of the Board of Directors of Sprint. The Raine Group LLC, J.P. Morgan and Centerview Partners LLC each rendered fairness opinions to the Board of Directors of Sprint. Morrison & Foerster LLP is lead legal counsel to Sprint and for SoftBank Group. Goodwin Procter LLP is legal counsel to the Independent Transaction Committee of the Board of Directors of Sprint. Skadden, Arps, Slate, Meagher & Flom LLP is regulatory co-counsel and Potter Anderson Corroon LLP is Delaware

Counsel. Mizuho Securities Co., Ltd. and SMBC Nikko Securities Inc. are acting as financial advisors to SoftBank Group.

Conference Call / Webcast Information

T-Mobile and Sprint will host a conference call for investors and media at 12:30 PM Eastern Time today (9:30 AM Pacific Time) to discuss this announcement.

A live audio webcast of the call can be accessed at www.Allfor5G.com. To submit questions via Twitter, send a tweet to @JohnLegere, @MarceloClaure, @TMobile, or @Sprint using #5GforAll. Investors and media can access the teleconference by calling 888-599-8685 (U.S. Toll Free) or +1 323-794-2415 (International). The access code for the call is 894223.

The conference call will be available for replay and can be accessed from www.Allfor5G.com or by dialing 888-203-1112 (U.S. Toll Free) or +1 719-457-0820 (International). The access code for the replay is 8152135.

About T-Mobile

As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. Our advanced nationwide 4G LTE network delivers outstanding wireless experiences to 72.6 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com.

About Sprint

Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.6 million connections as of Dec. 31, 2017, and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

(1) Proforma service revenue and Adjusted EBITDA measures do not include the impacts of ASC606 revenue recognition accounting changes.

(2)T-Mobile is not able to forecast net income on a forward looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, income tax expense, stock based compensation expense and interest expense. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.

(3)Proforma net debt reflects total expected debt (excluding tower obligations, premiums, discounts and issuance costs) less cash and cash equivalents.

Important Additional Information

In connection with the proposed transaction, T-Mobile US, Inc. (“T-Mobile”) will file a registration statement on Form S-4, which will contain a joint consent solicitation statement of T-Mobile and Sprint Corporation (“Sprint”), that also constitutes a prospectus of T-Mobile (the “joint consent solicitation statement/prospectus”), and each party will file other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When final, a definitive copy of the joint consent solicitation statement/prospectus will be sent to T-Mobile and Sprint stockholders. Investors and security holders will be able to obtain the registration statement and the joint consent solicitation statement/prospectus free of charge from the SEC’s website or from T-Mobile or Sprint. The documents filed by T-Mobile with the SEC may be obtained free of charge at T-Mobile’s website, at www.t-mobile.com, or at the SEC’s website, at www.sec.gov. These documents may also be obtained free of charge from T-Mobile by requesting them by mail at T-Mobile US, Inc., Investor Relations, 1 Park Avenue, 14th Floor, New York, NY 10016, or by telephone at 212-358-3210. The documents filed by Sprint with the SEC may be obtained free of charge at Sprint’s website, at www.sprint.com, or at the SEC’s website, at www.sec.gov. These documents may also be obtained free of charge from Sprint by requesting them by mail at Sprint Corporation, Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B679, Overland Park, Kansas 66251, or by telephone at 913-794-1091.

Participants in the Solicitation

T-Mobile and Sprint and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information about T-Mobile’s directors and executive officers is available in T-Mobile’s proxy statement dated April 26, 2018, for its 2018 Annual Meeting of Stockholders. Information about Sprint’s directors and executive officers is available in Sprint’s proxy statement dated June 19, 2017, for its 2017 Annual Meeting of Stockholders, and in Sprint’s subsequent reports on Form 8-K filed with the SEC on January 4, 2018 and January 17, 2018. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the acquisition when they become available. Investors should read the joint consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from T-Mobile or Sprint as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning T-Mobile, Sprint and the proposed transaction between T-Mobile and Sprint. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction, including anticipated future financial and operating results, synergies, accretion and growth rates, T-Mobile’s, Sprint’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the proposed transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure to obtain, or delays in obtaining, required regulatory approvals, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction, or the failure to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the business combination agreement; adverse effects on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results because of a failure to complete the proposed transaction in the anticipated timeframe or at all; inability to obtain the financing contemplated to be obtained in connection with the proposed transaction on the expected terms or timing or at all; the ability of T-Mobile, Sprint and the combined company to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of T-Mobile’s or Sprint’s debt securities or adverse conditions in the credit markets; negative effects of the announcement, pendency or consummation of the transaction on the market price of T-Mobile’s or Sprint’s common stock and on T-Mobile’s or Sprint’s operating results, including as a result of changes in key customer, supplier, employee or other business relationships; significant transaction costs, including financing costs, and unknown liabilities; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; costs or difficulties related to the integration of Sprint’s network and operations into T-Mobile; the risk of litigation or regulatory actions; the inability of T-Mobile, Sprint or the combined company to retain and hire key personnel; the risk that certain contractual restrictions contained in the business combination agreement during the pendency of the proposed transaction could adversely affect T-Mobile’s or Sprint’s ability to pursue business opportunities or strategic transactions; effects of changes in the regulatory environment in which T-Mobile and Sprint operate; changes in global, political, economic, business, competitive and market conditions; changes in tax and other laws and regulations; and other risks and uncertainties detailed in T-Mobile’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.t-mobile.com, and in Sprint’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “MD&A — Forward-Looking Statements,” as well as in its subsequent reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.sprint.com. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. T-Mobile and Sprint assume no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts

For T-Mobile:
Media Relations
MediaRelations@t-mobile.com
or
Investor Relations
212-358-3210
investor.relations@t-mobile.com
or
For Sprint
Jud Henry
investor.relations@sprint.com
or
David Tovar
david.tovar@sprint.com